UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): May 5, 2006

EPIX Pharmaceuticals, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-21863	04-3030815
(Commission File Number)	(IRS Employer Identification No.)

161 First Street, Cambridge, Massachusetts	02142
(Address of Principal Executive Offices)	(Zip Code)

(617) 250-6000
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☑ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
     (a), (c) and (d): Not applicable.
     (b): On May 5, 2006, EPIX Pharmaceuticals, Inc. (“EPIX”) issued a press release announcing that Michael J. Astrue has resigned from his position as Interim Chief Executive Officer of EPIX, effective May 5, 2006. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and incorporated herein by reference.
     Mr. Astrue has entered into a consulting agreement with EPIX, effective May 5, 2006 (the “Consulting Agreement”) pursuant to which he will provide consulting services to EPIX through July 31, 2006 on an independent contractor basis. Mr. Astrue will consult with EPIX on matters relating to, among other things, the completion of its merger with Predix Pharmaceuticals Holdings, Inc., which EPIX now expects to be completed in July 2006. Mr. Astrue will provide consulting services to EPIX upon EPIX’ request and at times mutually agreeable to the parties. Mr. Astrue will receive $300 per hour for his consulting services payable within thirty days following receipt of an invoice by EPIX. EPIX may terminate the Consulting Agreement by providing thirty days prior written notice to Mr. Astrue. The Consulting Agreement also contains confidentiality and assignment of inventions provisions.
     The foregoing description of the Consulting Agreement is not complete and is qualified in its entirety by reference to the Consulting Agreement, which is filed as Exhibit 99.2 hereto and is incorporated herein by reference.
Item 8.01. Other Events.
     On May 5, 2006, EPIX issued a press release announcing Mr. Astrue’s resignation. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
     (d)     The following exhibits are furnished with this report:

Exhibit Number	Description
99.1	Press Release dated May 5, 2006.

99.2	Consulting Agreement by and between EPIX and Michael J. Astrue, dated May 5, 2006.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EPIX Pharmaceuticals, Inc. (Registrant)
Date: May 8, 2006	/s/ Robert B. Pelletier
Robert B. Pelletier
Executive Director of Finance and Principal Accounting Officer